Exhibit 10.54

August 20, 2024

FLEWBER GLOBAL INC.

AMENDMENT NO. 1 TO UNSECURED 10% DISCOUNT CONVERTIBLE NOTE DUE AUGUST 17, 2024 AND REGISTRATION RIGHTS AGREEMENT

This serves as Amendment No. 1 (the “Amendment”) to (i) Unsecured 10% Discount Convertible Note due August 17, 2024, in the principal amount of _________, with an original issuance date of May 17, 2024 (the “Note”), issued by Flewber Global Inc. (the “Company”) to ___________ (the “Investor”) and (ii) Registration Rights Agreement, dated as of May 17, 2024 (the “Registration Rights Agreement”), by and among the Company, the Investor and certain other Investors signatory thereto. The Note and the Registration Right Agreement were entered into by the Company and the Investor, pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”), dated as of May 17, 2024, by and among the Company, the Investors and the certain other investors signatory thereto.

WHEREAS, the Company and the Investor desire to amend the Note and the Registration Rights Agreement with respect to certain matters set forth below in this Amendment.

NOW THEREFORE, the undersigned agree as follows:

1. Amendment(s)

a. The Maturity Date (as such term is defined in the Note) is hereby extended from August 17, 2024 through and until September 30, 2024. Each of the Company and the Investor agree that no Default Interest (as such term is defined in the Note) shall accrue or be payable under the Note, unless and until, an Event of Default (as such term is defined in the Note) shall have occurred after the date of this Amendment.

b. Section 2.1.1 of the Registration Rights Agreement is hereby amended and restated in its entirety to provide as follows:

“2.1.1 The Company agrees to use its commercially reasonable efforts to file with the Commission a registration statement on Form S-1 (a “Resale Registration Statement”) to register the resale of the Registrable Securities, within forty-five (45) days after the closing of the Company’s IPO (the “Filing Deadline”), and to cause such Resale Registration Statement be declared effective within four (4) months after the closing of the Company’s IPO (the “Effectiveness Deadline”; provided, however, that if the Company is notified by the Commission that the Resale Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Resale Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business), and shall use its commercially reasonable efforts to keep such Resale Registration Statement continuously effective under the Securities Act for two (2) years after the effective date of the Resale Registration Statement, or until the date that all Registrable Securities covered by such Registration Statement (i) have been sold thereunder or pursuant to Rule 144, (ii) may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions and without current public information (including pursuant to Rule 144(i)(2)), as reasonably determined by the counsel to the Company (the “Effectiveness Period”). The Company shall promptly notify the Holders via facsimile or by e-mail of the effectiveness of the Resale Registration Statement on the same Business Day that the Company confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Resale Registration Statement. The Buyer shall, by 9:30 a.m. Eastern Time on the second Business Day after the effective date of such Resale Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Nevertheless, the Company’s obligations to include the Registrable Securities in the Resale Registration Statement are contingent upon the Holders furnishing in writing to the Company such other information regarding each of the Holders, the Registrable Securities held by Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and each of the Holders shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.”

2. No Event of Default. Holder acknowledges and agrees that from the Original Issuance Date through and until the date of this Amendment no Event of Default has occurred under the Purchase Agreement, the Note, the Registration Rights Agreement or any other documents executed and entered into in connection with the transactions pursuant to the Purchase Agreement.

3. No Other Changes. Except as specifically provided in this Amendment, all other terms and conditions of the Note and the Registration Rights Agreement shall remain in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the Purchase Agreement. This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

5. Exclusive Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to, this Amendment shall be brought and enforced as provided in the Purchase Agreement.

6. Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Amended and Restated Senior Secured Convertible Promissory Note on the date set forth above.

COMPANY:

FLEWBER GLOBAL INC.

By:	/s/ Marc Sellouk
Name:	Marc Sellouk
Title:	Chief Executive Officer

INVESTOR:

By:
Name:
Title:

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Schedule of Investors

Name	Principal Amount
Gregory Castaldo	$275,000
Joseph Reda	$275,000
Leonard R Warner Jr	$55,000
Unicorn Capital Partners LLC	$82,500
Unterberg Legacy Capital LLC	$165,000

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